Exhibit 4.2







                     SOUTHERN COMPANY CAPITAL FUNDING, INC.
                                       AND
                              THE SOUTHERN COMPANY

                                       TO

                             BANKERS TRUST COMPANY,
                                    TRUSTEE.







                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 4, 1997






                                  $335,052,000


                    SERIES A 8.19% JUNIOR SUBORDINATED NOTES

                              DUE FEBRUARY 1, 2037


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i

                               TABLE OF CONTENTS1


ARTICLE 1.................................................................2


SECTION 101. Establishment................................................2


SECTION 102. Definitions..................................................3


SECTION 103. Payment of Principal and Interest............................5


SECTION 104. Deferral of Interest Payments................................6


SECTION 105. Denominations................................................7


SECTION 106. Global Securities............................................7


SECTION 107. Transfer and Exchange........................................8


SECTION 108. Redemption..................................................10


SECTION 109.   Right to Advance Stated Maturity..........................13


ARTICLE 2................................................................13


SECTION 201. Recitals by Company.........................................13


SECTION 202. Ratification and Incorporation of Original Indenture........13


SECTION 203. Executed in Counterparts....................................13


SECTION 204. Listing of Notes............................................14


SECTION 205. Legends.....................................................14

______________________



1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 4th day of February, 1997, by and among SOUTHERN COMPANY CAPITAL FUNDING, INC., a Delaware corporation, 270 Peachtree Street, N.W., Atlanta, Georgia 30303 (the "Company"), THE SOUTHERN COMPANY, a Delaware corporation, 270 Peachtree Street, N.W., Atlanta, Georgia 30303 (the "Guarantor"), and BANKERS TRUST COMPANY, a New York banking corporation, Four Albany Street, New York, New York 10006 (the "Trustee").


                              W I T N E S S E T H:

     WHEREAS, the Company and the Guarantor have heretofore entered into a Subordinated Note Indenture, dated as of February 1, 1997 (the "Original Indenture"), with Bankers Trust Company;

     WHEREAS,  the Original  Indenture is incorporated  herein by this reference
and  the  Original  Indenture,   as  supplemented  by  this  First  Supplemental
Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Junior Subordinated Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company, the Guarantor and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a new series of Junior Subordinated Notes which shall contain certain transfer restrictions as described herein and a new series of Junior Subordinated Notes which shall not contain such transfer restrictions;

     WHEREAS, the Company may propose an exchange offer whereby the holders of such restricted Junior Subordinated Notes may exchange such securities for nonrestricted Junior Subordinated Notes in accordance with the procedures described herein;

     WHEREAS, additional Junior Subordinated Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                       Series A Junior Subordinated Notes

         SECTION 101. Establishment. There is hereby established a new series of Junior Subordinated Notes to be issued under the Indenture which shall contain the transfer restrictions contained herein, to be designated as the Company's Series A 8.19% Junior Subordinated Notes due February 1, 2037 (the "Restricted Series A Notes"), and a new series of Junior Subordinated Notes to be issued under the Indenture which shall not contain such transfer restrictions, to be designated as the Company's Series A 8.19% Exchange Junior Subordinated Notes due February 1, 2037 (the "Nonrestricted Series A Notes", and, collectively, with the Restricted Series A Notes, the "Series A Notes").

         There are to be authenticated and delivered $335,052,000 principal amount of Restricted Series A Notes and $335,052,000 principal amount of Nonrestricted Series A Notes, and no further Series A Notes shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture.
The Series A Notes shall be issued in definitive fully registered form.

         The Series A Notes shall be in substantially the form set out in Exhibit A hereto. The entire principal amount of the Restricted Series A Notes shall initially be evidenced by one certificate issued to the Property Trustee of Southern Company Capital Trust I. Nonrestricted Series A Notes shall be issued in exchange for Restricted Series A Notes as provided in Section 107(b) hereof.

         The form of the Trustee's Certificate of Authentication for the Series A Notes shall be in substantially the form set forth in Exhibit B hereto. A notation of the Notes Guarantee shall be set forth on each Series A Note in substantially the form set forth in Section 1404 of the Original Indenture.

         Each Series A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "Deferred Interest" means each installment of interest not paid during any Extension Period, and interest thereon. Deferred installments of interest shall bear interest at the rate of 8.19% per annum from the applicable Interest Payment Date to the date of payment, compounded semi-annually, to the extent permitted by applicable law.

         "Exchange Offer" means the offer that may be made pursuant to the Registration Rights Agreement (i) by the Company to exchange the Restricted Series A Notes for the Nonrestricted Series A Notes, (ii) by the Guarantor to exchange the Series A Notes Guarantee for the Exchange Notes Guarantee (as defined in the Registration Rights Agreement) and the Series A Capital Securities Guarantee for the Exchange Capital Securities Guarantee (as defined in the Registration Rights Agreement) and (iii) by the Securities Trust to exchange the 8.19% Capital Securities for the Exchange Capital Securities (as defined in the Registration Rights Agreement).

         "Extension Period" means any period during which the Company has elected to defer payments of interest, which deferral may be for a period of up to ten (10) consecutive semi-annual periods.

         "Interest Payment Dates" means February 1 and August 1 of each year.

         "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Securities Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the Original Issue Date.

         "Original Issue Date" means February 4, 1997.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 1, 1997 among the Guarantor, the Company, the Securities Trust and the Initial Purchasers named therein.

         "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date.

         "Securities Trust" means Southern Company Capital Trust I, a statutory business trust formed by the Company under Delaware law to issue Trust Securities, the proceeds of which will be used to purchase Series A Notes.

         "Special Event" means an Investment Company Act Event or Tax Event.

         "Stated Maturity" means February 1, 2037.

         "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Series A Notes, (ii) interest payable to the Securities Trust on the Series A Notes would not be deductible by a member of the Guarantor's consolidated tax group for United States federal income tax purposes, or (iii) the Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date.

         SECTION 103. Payment of Principal and Interest. The unpaid principal amount of the Series A Notes shall bear interest at the rate of 8.19% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series A Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. So long as an Extension Period is not occurring, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Series A Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

         Payments of interest on the Series A Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

         Payment of the principal, premium, if any, and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series A Notes shall be made upon surrender of the Series A Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

         The Company shall pay, as additional interest on the Series A Notes, when due to the United States or any other taxing authority, the amounts set forth in clause (i) of the definition of Additional Interest.

         SECTION 104. Deferral of Interest Payments. The Company has the right at any time and from time to time to extend the interest payment period of the Series A Notes for up to ten (10) consecutive semi-annual periods (each, an "Extension Period"), but not beyond the Stated Maturity. Notwithstanding the foregoing, the Company has no right to extend its obligation to pay such amounts as are defined in clause (i) of the definition of Additional Interest. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions of that Extension Period, shall not exceed ten (10) consecutive semi-annual periods. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above limitations and requirements.

         Upon the termination of any Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name the Series A Notes are registered on the Regular Record Date for such Interest Payment Date, provided that Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

         The Company shall give the Holder or Holders of the Series A Notes and the Trustee notice, as provided in Sections 105 and 106, respectively, of the Original Indenture, of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate, or (ii) the date the Company or Securities Trust is required to give notice to any applicable self-regulatory organization of the record date or the date such distributions are payable. The Company shall cause the Securities Trust to give notice of the Company's selection of such Extension Period to Holders of the Trust Securities.

         At any time any of the foregoing notices are given to the Trustee, the Company shall give to the Paying Agent for the Series A Notes such information as said Paying Agent shall reasonably require in order to fulfill its tax reporting obligations with respect to such Series A Notes.

     SECTION 105. Denominations. The Series A Notes may be issued in the denominations of $1,000, or any integral multiple thereof.

         SECTION 106. Global Securities. Subject to the provisions of any supplemental indenture entered into as contemplated by Section 107 hereof, if the Series A Notes are distributed to Holders of the Trust Securities of the Securities Trust in liquidation of such Holders' interests therein, the Series A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series A Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series A Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

         Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

         A Global Security shall be exchangeable for Series A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or
(iii) there shall have occurred an Event of Default with respect to the Series A Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Notes registered in such names as the Depositary shall direct.

         SECTION 107.      Transfer and Exchange.

         (a)......Transfer Restrictions. The Restricted Series A Notes, and
those Nonrestricted Series A Notes with respect to which any Person described in
Section 205(b)(A), (B) or (C) is the beneficial owner, may not be transferred except in compliance with the legend contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law. Upon any distribution of the Series A Notes to Holders of the Trust Securities of the Securities Trust in liquidation of such Holders' interests therein, the Company and the Trustee shall enter into a supplemental indenture pursuant to Section 901 of the Original Indenture to provide for the transfer restrictions and transfer and exchange procedures with respect to the Junior Subordinated Notes substantially similar to those contained in the Trust Agreement to the extent applicable in the circumstances existing at such time. No service charge will be made for any transfer or exchange of Series A Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         The Company shall not be required (a) to issue, transfer or exchange any Series A Notes during a period beginning at the opening of business fifteen
(15) days before the day of the mailing of a notice identifying the serial numbers of the Series A Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series A Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series A Note redeemed in part.

     (b)......Exchange  of Restricted Series A Notes for Nonrestricted  Series A
Notes. The Restricted Series A Notes may be exchanged for Nonrestricted Series A Notes pursuant to the terms of the Exchange Offer. The Trustee shall make the exchange as follows:

         The Company shall present the Trustee with an Officers' Certificate certifying the following:

                         (A) upon issuance of the Nonrestricted  Series A Notes,
                    the transactions contemplated by the Exchange Offer have been consummated; and

                                    (B) the principal amount of Restricted
                           Series A Notes properly tendered in the Exchange Offer that are represented by a Global Security and the principal amount of Restricted Series A Notes properly tendered in the Exchange Offer that are represented by individual Series A Notes, the name of each holder of such individual Restricted Series A Notes, the principal amount properly tendered in the Exchange Offer by each such holder and the name and address to which individual Nonrestricted Series A Notes shall be registered and sent for each such holder.

         The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an opinion of counsel (x) to the effect that the Nonrestricted Series A Notes have been registered under Section 5 of the Securities Act of 1933, as amended, and the Indenture has been qualified under the Trust Indenture Act and (y) with respect to the matters set forth in Section 3(p) of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Security for Nonrestricted Series A Notes in aggregate principal amount equal to the aggregate principal amount of Restricted Series A Notes represented by a Global Security indicated in such Officers' Certificate as having been properly tendered and (B) individual Series A Notes representing Nonrestricted Series A Notes registered in the names of, and in the principal amounts indicated in, such Officers' Certificate.

         If the principal amount of the Global Security for the Nonrestricted Series A Notes is less than the principal amount of the Global Security for the Restricted Series A Notes, the Trustee shall make an endorsement on such Global Security for Restricted Series A Notes indicating a reduction in the principal amount represented thereby.

         The Trustee shall deliver such individual Series A Notes for Nonrestricted Series A Notes to the holders thereof as indicated in such Officers' Certificate.

         SECTION 108. Redemption. The Series A Notes shall be subject to redemption at the option of the Company (i)in whole or in part, at any time or from time to time on or after February 1, 2007, and (ii) in whole at any time within ninety (90) days following the occurrence of a Special Event, in each case at the applicable Redemption Price provided below.

         The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed in percentages of the principal amount of the Series A Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption, if redeemed during the 12-month period beginning February 1 of the years indicated:

                                                      Redemption
Year                                                    Price
----                                                    -----
2007.........................................        104.0950%
2008.........................................        103.6855%
2009.........................................        103.2760%
2010.........................................        102.8665%
2011.........................................        102.4570%
2012.........................................        102.0475%
2013.........................................        101.6380%
2014.........................................        101.2285%
2015.........................................        100.8190%
2016.........................................        100.4095%

and at 100% on or after February 1, 2017.

         The Redemption Price, in the case of a redemption prior to February 1, 2007 upon the occurrence of a Special Event as described under (ii) above, shall equal the Make--Whole Amount plus accrued and unpaid interest on the Series A Notes being redeemed to the date of redemption. The "Make-Whole Amount" shall be equal to the greater of (i) the amount equal to 100% of the principal amount of the Series A Notes being redeemed or (ii) the amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the Series A Notes being redeemed through February 1, 2007 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 100 basis points, in the case of such a redemption before February 1, 1998, and the Treasury Yield plus 50 basis points, in the case of such a redemption on or after February 1, 1998 but prior to February 1, 2007.

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term through February 1, 2007 of the Series A Notes to be redeemed that would be utilized, at the time of selection and in accordance with the customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term through February 1, 2007 of the Series A Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recent weekly statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "H.15 (519)" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

         "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.

         "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date).

         "Reference Treasury Dealer" mans a primary U.S. Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

         In the event of redemption of the Series A Notes in part only, a new Series A Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

         The Series A Notes will not have a sinking fund.

         Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

         Any redemption of less than all of the Series A Notes shall, with respect to the principal thereof, be divisible by $1,000.

         SECTION 109.   Right to Advance Stated Maturity.

         If a Tax Event occurs, the Company will have the right (a) prior to the dissolution of the Securities Trust, to advance the Stated Maturity of the Series A Notes to the minimum extent required, but not less than 19 and one-half years from the Original Issue Date, or (b) to direct the Property Trustee to dissolve the Securities Trust (if not previously dissolved) and advance the Stated Maturity of the Series A Notes to the minimum extent required, but not less than 19 and one-half years from the Original Issue Date, in each case such that in the Opinion of Counsel to the Company experienced in such matters, after advancing the Stated Maturity, interest paid on the Series A Notes will be deductible for federal income tax purposes.

                                    ARTICLE 2

                            Miscellaneous Provisions

         SECTION 201. Recitals by Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series A Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

         SECTION 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 203. Executed in Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         SECTION 204. Listing of Notes. If the Series A Notes are to be issued as a Global Security in connection with the distribution of the Series A Notes to the Holders of the Capital Securities issued by the Securities Trust, the Company will use its best efforts to list such Series A Notes on such securities exchange, if any, on which such Capital Securities are then listed and traded.

         SECTION 205.      Legends.

         (a)......Except as permitted by subsection (b) of this Section 205 or as otherwise determined by the Company in accordance with applicable law, each Series A Note shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

         (b)......The Company shall issue and the Trustee shall authenticate
Nonrestricted Series A Notes in exchange for Restricted Series A Notes accepted for exchange in the Exchange Offer, which Nonrestricted Series A Notes shall not bear the legends required by subsection (a) above, in each case unless the holder of such Restricted Series A Notes is either (A) a broker-dealer who purchased such Restricted Series A Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended, (B) a Person participating in the distribution of the Restricted Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended) of the Company or the Guarantor.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                                          SOUTHERN COMPANY
                                                          CAPITAL FUNDING, INC.
ATTEST:

By:____________________________                           By:__________________


ATTEST:                                                   THE SOUTHERN COMPANY


By:____________________________                           By:__________________


ATTEST:                                                   BANKERS TRUST COMPANY


By:____________________________                           By:__________________

                                    EXHIBIT A

                              FORM OF SERIES A NOTE

         [IF THIS SECURITY IS A RESTRICTED SECURITY, INSERT: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE SOUTHERN COMPANY ("SOUTHERN"), SOUTHERN COMPANY CAPITAL FUNDING, INC. ("CAPITAL") OR ANY AFFILIATE OF SOUTHERN OR CAPITAL WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO SOUTHERN OR CAPITAL, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO SOUTHERN'S, CAPITAL'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (ii) PURSUANT TO CLAUSE (E) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED JANUARY 29, 1997, AND (iii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

NO. 1                                                    CUSIP NO.



THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS OF THE COMPANY AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO.

                     SOUTHERN COMPANY CAPITAL FUNDING, INC.
                     SERIES A 8.19% JUNIOR SUBORDINATED NOTE
                              DUE FEBRUARY 1, 2037


 Principal Amount:          $_________

 Regular Record Date:       15th calendar day prior to Interest Payment Date

 Original Issue Date:       February 4, 1997

 Stated Maturity:           February 1, 2037

 Interest Payment Dates:    February 1 and August 1

 Interest Rate:             8.19% per annum

 Authorized Denomination:   $1,000

 Initial Redemption Date:   February 1, 2007


         Southern Company Capital Funding, Inc., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) on the Stated Maturity shown above (or upon earlier redemption and subject to the right of the Company, under certain conditions, to advance the Stated Maturity pursuant to the Indenture), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption and subject to the aforementioned right of the Company to advance the Stated Maturity) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

         Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee or the principal corporate trust office of the Property Trustee of the Securities Trust are closed for business.

         The Company shall have the right at any time and from time to time during the term of this Note to extend the interest payment period of such Note for up to 10 consecutive semi-annual periods but not beyond the Stated Maturity of this Note (each, an "Extension Period"), during which periods unpaid interest (together with interest thereon) will compound semi-annually at the Interest Rate ("Deferred Interest"). Upon the termination of each Extension Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name this
Note is registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that any Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Prior to the termination of any such Extension Period, the Company may extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 10 consecutive semi-annual periods. Upon the termination of any such Extension Period, and the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. If the Company shall have given notice of its election to select any Extension Period, subject to certain exceptions provided in the Indenture, neither the Company nor the Guarantor referred to herein shall (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing or (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by it that rank pari passu with or junior to this Note or the Notes Guarantee referred to herein. The Company shall give the Holder of this Note and the Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Company or Securities Trust is required to give notice to any applicable self-regulatory organization of the record date or the date distributions are payable.

         The Company also shall be obligated to pay when due and without extension all additional amounts as may be required so that the net amount received and retained by the Holder of this Note (if the Holder is a Securities Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts such Holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed.

         Payment of the principal of and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series A Notes shall be made upon surrender of the Series A Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment
Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

         The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ________ __, 19__.

                                  SOUTHERN COMPANY CAPITAL
                                  FUNDING, INC.



                                   By:
                                             Vice President


Attest:



Assistant Secretary



          {Seal of SOUTHERN COMPANY CAPITAL FUNDING, INC. appears here}


                                 NOTES GUARANTEE

         FOR VALUE RECEIVED, THE SOUTHERN COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor", which term includes any successor Person under the Indenture referred to herein) hereby irrevocably and unconditionally guarantees to the Holder of this Junior Subordinated Note issued by Southern Company Capital Funding, Inc. (the "Company"), pursuant to the terms of the Notes Guarantee contained in Article XIV of the Indenture, the due and punctual payment of the principal of and premium, if any, and interest (including Additional Interest) on this Junior Subordinated Note, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Junior Subordinated Note and the Indenture.

         The obligations of the Guarantor to the Holders of the Junior Subordinated Notes and to the Trustee pursuant to the Notes Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Notes Guarantee.

         Notwithstanding anything to the contrary in this Notes Guarantee, all payments in respect of the Notes Guarantee are subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Guarantor.

         This Notes Guarantee shall be governed by and construed in accordance with the laws of the State of New York.


         The Notes Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Junior Subordinated Note upon which this notation of the Notes Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


(SEAL)                                               THE SOUTHERN COMPANY,

Attest:


                                                              By:
                                                                    Name:
                                                                    Title

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes referred to in the within-mentioned Indenture.


                                         BANKERS TRUST COMPANY,
                                         as Trustee


                                         By:
                                                  Authorized Officer

                             (Reverse Side of Note)


         This Note is one of a duly authorized issue of Junior Subordinated Notes of the Company (the "Notes"), issued and issuable in one or more series under a Subordinated Note Indenture, dated as of February 1, 1997, as supplemented (the "Indenture"), among the Company, the Guarantor and Bankers Trust Company, Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series A 8.19% Junior Subordinated Notes due February 1, 2037 (the "Series A Notes") in the aggregate principal amount of up to $335,052,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note at any time on or after February 1, 2007, at the option of the Company, in whole or in part, at the applicable Redemption Price provided below. In addition, upon the occurrence of a Special Event (as defined below) at any time, the Company may, within 90 days following the occurrence thereof and subject to the terms and conditions of the Indenture, redeem this Note in whole at the applicable Redemption Price. A Special Event may be a Tax Event or an Investment Company Act Event. "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the related Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Series A Notes, (ii) interest payable to the related Securities Trust would not be deductible by the Company for United States federal income tax purposes, or (iii) the related Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date. "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the related Securities Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the Original Issue Date.

         The Redemption Price, in the case of a redemption under the first sentence of the preceding paragraph, shall equal the following prices, expressed in percentages of the principal amount of the Notes of this series being redeemed, plus accrued and unpaid interest thereon to the date of redemption, if redeemed during the 12-month period beginning February 1 of the years indicated:

                                                      Redemption
Year                                                    Price
----                                                    -----
2007.........................................        104.0950%
2008.........................................        103.6855%
2009.........................................        103.2760%
2010.........................................        102.8665%
2011.........................................        102.4570%
2012.........................................        102.0475%
2013.........................................        101.6380%
2014.........................................        101.2285%
2015.........................................        100.8190%
2016.........................................        100.4095%

and at 100% on or after February 1, 2017.

         The Redemption Price, in the case of a redemption prior to February 1, 2007 upon the occurrence of a Special Event as described above, shall equal the Make--Whole Amount plus accrued and unpaid interest on the Notes of this series being redeemed to the date of redemption. The "Make-Whole Amount" shall be equal to the greater of (i) the amount equal to 100% of the principal amount of the Notes of this series being redeemed or (ii) the amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on such Notes being redeemed through February 1, 2007 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 100 basis points, in the case of such a redemption before February 1, 1998, and the Treasury Yield plus 50 basis points, in the case of such a redemption on or after February 1, 1998 but prior to February 1, 2007.

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term through February 1, 2007 of the Notes of this series to be redeemed that would be utilized, at the time of selection and in accordance with the customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term through February 1, 2007 of the Series A Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recent weekly statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "H.15 (519)" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

         "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.

         "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date).

         "Reference Treasury Dealer" mans a primary U.S. Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

     In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in           UNIF GIFT MIN ACT- _______ Custodian ________
         common                                     (Cust)            (Minor)
TEN ENT- as tenants by the
         entireties                              under Uniform Gifts to
 JT TEN- as joint tenants                             Minors Act
         with right of
         survivorship and                       ________________________
         not as tenants                                 (State)
         in common


                    Additional abbreviations may also be used
                          though not on the above list.


     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto (please insert Social Security or other identifying number of assignee)


PLEASE  PRINT  OR  TYPEWRITE  NAME AND  ADDRESS,  INCLUDING  POSTAL  ZIP CODE OF
ASSIGNEE



the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:



                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within instrument in every
                                            particular without alteration or
                                            enlargement, or any change whatever.

                                    EXHIBIT B


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Notes referred to in the within-mentioned Indenture.

                                        BANKERS TRUST COMPANY,
                                        as Trustee


                                        By:
                                                 Authorized Officer